Exhibit 10.14C

                          TEXTRON INC.
                      40 Westminster Street
                 Providence, Rhode Island  02903


                     As of November 16, 1998


Mr. James F. Hardymon
Chairman
Textron Inc.
40 Westminster Street
Providence, Rhode Island 02903

Dear Jim:

      This letter will set forth the terms of our agreement  with regard  to  your retirement from service as the Chairman  of  the

Board  of  Directors of Textron Inc. (the "Company")  and  as  an

employee  of  the  Company on January 31, 1999  (the  "Retirement

Date").



1.         You hereby resign effective as of the Retirement  Date

as  an employee of the Company, as Chairman, and a member, of the

Board of Directors of the Company (the "Board"), and from any and all  other  offices, employment relationships, directorships  and fiduciary capacities held with, or on behalf of, the Company  and its  subsidiaries and affiliates (the "Textron  Group")  and  any employee benefit plan of the Textron Group.



2.         You  will continue to be paid your current base salary

through  the  Retirement Date in accordance  with  the  Company's normal  payroll  practices and will also be entitled  to  receive

payment  of:   (i)  any unreimbursed business  expenses  incurred

through  the  Retirement Date, and (ii) any accrued (but  unused)

vacation through the Retirement Date.

3.         You  will  receive  a cash bonus under  the  Company's

Annual  Incentive  Compensation Plan ("AIC Plan")  for  the  1998

fiscal  year  in the amount of One Million Dollars  ($1,000,000).

Except  with regard to amounts you elect by December 1,  1998  to defer pursuant to the Company's Deferred Income Plan (the "DIP"),

such  bonus will be paid in a cash lump sum at the time  the  AIC

Plan  bonuses  for  1998 are paid to members  of  the  Management

Committee.

4.         Immediately following your Retirement  Date,  you  (or

your spouse) will commence receiving monthly benefits in the form of  a  joint and 50% survivor annuity under the Company's Amended and  Restated Supplemental Retirement Plan for Textron  Inc.  Key

Executives  (the  "SERP") in the amounts of  $179,515  per  month

(subject  to  adjustment as provided below) while you  are  alive and,  after  your death, $89,758 per month (subject to adjustment as  provided  below) to your spouse while she is alive,  provided she  is married to you on both the Retirement Date and your  date of death.  Such amounts will be offset by the amounts you receive under  the Company's qualified defined benefit pension plan  (the

"Pension  Plan"), but already reflect the agreed upon  offset  of retirement  benefits from your prior employers'  defined  benefit pension plans.  The above amounts were calculated based on agreed upon  assumptions as to the amounts to which you and your  spouse would have been entitled if you had retired on November 30,  1999 when  your benefit under the SERP was fully vested and additional

compensation  was  paid to you until such  date.   The  foregoing

specified amounts assume that in January 1999 you will  earn  and receive  payment for 50,000 performance share units with a  value of  $75  per unit.  The parties agree that once the actual number and  value  of  such  units is determined in  January  1999,  the foregoing specified amounts of the SERP benefit will be  adjusted to  reflect  any difference between the foregoing and the  actual

numbers  and  values  of  performance  share  units  earned   and

received.   The SERP benefits shall be inclusive of any  benefits

you  would  have  received  under  the  pension  portion  of  the

Company's  Supplemental Benefits Plan for Textron  Key  Employees

(the  "SBP") and Section 5 of the offer letter dated October  20,

1989  (the "Offer Letter") as continued pursuant to Section  4(c)

of  your  employment agreement dated November 24, 1989 as amended as  of  December 15, 1994 (the "Employment Agreement"), but shall be  in  addition  to  your  benefits under  any  retirement  plan qualified  under Section 401(a) of the Internal Revenue  Code  of

1986,  as  amended  (the "Code"), the Textron Inc.  Savings  Plan portion  of  the SBP and the Market Square Trust portion  of  the

SBP.

5.         Under the Company's 1994 Long-Term Incentive Plan (the

"LTIP"),  you  (or in the case of your death, your  estate)  will receive cash payments equal, in the aggregate, to the fair market value of your 129,000 outstanding performance share units at  the end  of  each  of the applicable measuring periods in  accordance

with  the  payment  provisions of the  LTIP.   All  discretionary

performance targets relating to your individual performance shall

be   deemed  to  be  fully  achieved  and  the  actual  level  of achievement of all earnings per share targets shall be determined as if you continued to be employed by the Company through the end of  the  applicable measuring periods.  Under the Company's  1987 and  1990 Long-Term Incentive Plans, your outstanding options  to purchase  314,650  shares  of  the Company's  common  stock  (the

"Common  Stock") will remain vested and exercisable in accordance with  the  applicable  plans  and option  agreements,  until  the earlier  of the expiration of the applicable option term  or  the

third  anniversary  of  the  Retirement  Date  (subject  to   the

provisions  that apply in the event of your death or  termination

due  to  total  disability).   In addition,  promptly  after  the

Retirement Date, the Company shall issue you pursuant to  Section

6  of  the  Offer Letter 100,000 shares of the Common  Stock  (as previously adjusted from 50,000 shares in accordance therewith to reflect  a  stock split), provided that, you may elect  prior  to delivery  of such shares that the number of such shares delivered to you be reduced to pay withholding on the shares.

6.        Pursuant to the grant of 500,000 retirement share units

you  received on December 15, 1994 (as adjusted to reflect  stock splits,  stock dividends and other similar events) with a  stated

value  of $49.1875 per unit (as similarly adjusted) under Section

4(h)  of  the  Employment Agreement, which  as of  this  date  is

1,000,000  retirement  share  units  with  a  stated   value   of

$24.593750  per unit (the "Retirement Share Units"), the  Company will  pay  you (or, in the event of your death, your  estate)  an amount  in cash on February 1, 1999 equal to 1,000,000 multiplied by  the  difference between the volume weighted average price  of the  Common  Stock on November 16, 1998 and the stated  value  of

$24.593750 per unit.

7.         Your  retirement  will  be  deemed  to  be  a  "normal

retirement" for all purposes under the Company's employee benefit and  equity  plans  and  programs in which you  participate  and,

accordingly, all of your rights and accounts shall vest and cease to  be subject to forfeitures to the maximum extent permitted  by the  terms  of such plans and programs.  You will, of course,  be entitled  to  your retirement benefits under the  Company's  tax-

qualified  retirement plans including, but not  limited  to,  the

Pension  Plan and Savings Plan, in accordance with the  terms  of

such  plans.   You will  be entitled to continued coverage  under

the Survivor Benefits Plan.

8.         The  Company shall provide each of you and your spouse

with  coverage  under  the  Company's  health  plans  for  senior executives until your respective sixty-fifth birthdays.  You  and your spouse shall be charged for the premium for the coverage  at

the  same rate charged for COBRA continuation coverage.   To  the

extent  that  you  or  your  spouse  would  be  subject  to   the

limitations  of  Section 105(h) of the Code with  regard  to  the taxation  of  the  benefits  provided,  such  coverage  shall  be provided on an insured basis.

9.         The Company shall provide you with an executive office

and  secretarial services for a period of one (1) year  following your  retirement at such location as mutually agreed  near  where you  are then residing.  The Company shall pay or reimburse  your tax preparation expenses (not exceeding $10,000 per year) for the

1998  and  1999  tax years and shall pay your club  dues  through

December  31,  1999.  On the Retirement Date, the  Company  shall transfer at no cost to you (other than taxes) ownership  of  your current Company car to you.

10.        After  the Retirement Date, you shall continue  to  be

indemnified  by  the  Company  to the  full  extent  provided  or permitted by the Bylaws and Charter of the Company with regard to your  activities prior to the Retirement Date as  an  officer  or director of the Company or other members of the Textron Group, as well  as  a fiduciary of plans of the Textron Group.  The Company

shall   continue  to  cover  you  under  directors  and  officers

liability   insurance  with  regard  to  such  activities   while

potential  liability exists in the same amount and  to  the  same extent as the Company covers its other officers and directors.

11.        Your benefits under the DIP will be paid out  in  five

annual  installments commencing in January of 2001 in  accordance with the terms of the DIP.  The matching amounts credited to your stock  unit  account thereunder will continue to vest after  your retirement in accordance with the DIP until such account is fully vested.

12.        In  the  event of your death prior to  the  Retirement

Date,  your  date of death shall be deemed to be your  Retirement

Date and you shall be deemed to have vested in all of the amounts due hereunder, which shall be paid to your estate in the cases of

Sections  3, 5, 6 and 9 hereof and otherwise as provided  in  the applicable  plan  or program (as modified herein if  applicable).

You  will also be entitled in such case to the benefits under the

Survivor Benefits Plan.

13.       The Company represents and warrants that this Agreement

and, in particular Sections 5 and 6 hereof, have been approved by the full Board of Directors or a committee thereof that satisfies the  "non-employee director" requirements of Rule  16b-3  of  the

Securities Exchange Act of 1934, as amended.

14.         You   shall  not  with  willful  intent   to   damage

economically  or as to reputation or vindictively  disparage  the

Company,  its  subsidiaries or their respective past  or  present

officers,   directors  or  employees  (the  "Protected   Group"),

provided  that  the foregoing shall not apply to (i)  actions  or statements taken or made by you while employed by the Company  in good  faith  as  fulfilling  your  duties  with  the  Company  or otherwise at the request of the Company, (ii) truthful statements made  in  compliance with legal process or governmental  inquiry,

(iii) as you in good faith deem necessary to rebut any untrue  or misleading  public statements made about you or any other  member of the Protected Group, (iv) statements made in good faith by you to  rebut untrue or misleading statements made about you  or  any other  member  of  the  Protected Group  by  any  member  of  the

Protected  Group,  and  (v)  normal  commercial  puffery   in   a

competitive business situation.

15.        Neither the Company officially nor any then member  of

the Executive Leadership Team (or the equivalent) of the Company,

as  such  term is currently used within the Company,  shall  with willful intent to damage you economically or as to reputation  or otherwise  vindictively  disparage you,  provided  the  foregoing shall  not  apply to (i) actions or statements taken or  made  in good  faith  within  the Company in fulfilling  duties  with  the

Company,  (ii) truthful statements made in compliance with  legal process,  governmental inquiry or as required by legal filing  or disclosure requirements, (iii) as in good faith deemed  necessary to  rebut  any untrue or misleading statements by you as  to  any member  of the Protected Group or (iv) normal commercial  puffery in a competitive business situation.

16.        You hereby agree that prior to and for a period of one

(1)  year   after  the Retirement Date, you will  not  engage  in

Competition  with  the Company with any of the Listed  Companies,

including,   but  not  limited  to:   (i)  soliciting  customers,

business or orders for, or selling any products and services  in,

Competition with the Company for such Listed Companies,  or  (ii)

diverting, enticing, or otherwise taking away customers, business or  orders of the Company, or attempting to do so, in either case in  Competition  with  the  Company for  such  Listed  Companies.

"Competition"  shall mean engaging in, as an employee,  director,

partner, principal, shareholder, consultant, advisor, independent contractor  or  similar  capacity,  with  the  Listed  Companies,

provided  that Competition shall not include:  (i)  holding  five percent (5%) or less of an interest in the equity or debt of  any publicly  traded company, (ii) engaging in any activity with  the prior written approval of the Chief Executive Officer or the  O&C

Committee,  or (iii) the employment by, or provision of  services to,  an  investment banking firm or consulting firm that provides services  to  entities that are in Competition with the  Company,

provided that you do not personally represent or provide services

to   such  entities  that  are  Listed  Companies.   The  "Listed

Companies"  shall  be  designated  in  writing  by  the   Company

simultaneous with the execution of this Agreement.  In the  event of  your  material breach or threatened material breach  of  this

Section, the Company, in addition to its other remedies at law or in  equity,  shall be entitled to injunctive or  other  equitable relief  in  order  to enforce or prevent your violation  of  this

Section.

17.        All  amounts  payable hereunder shall  be  subject  to

required withholding and deductions in accordance with applicable law and the Textron Group's practices.

18.        This  Agreement shall be governed by and construed  in

accordance  with  the  laws  of the State  of  Delaware,  without reference to principles of conflict of laws.

19.        This Agreement set forth the parties' entire agreement

(and supersedes any and all prior understandings) with respect to its subject matter, including, without limitation, the Employment

Agreement and the Offer Letter, provided that Section  8  of  the

Employment  Agreement (regarding setoffs and  legal  fees)  shall apply  to  this  Agreement.  This Agreement may  be  executed  in counterparts, each of which shall be deemed an original, but both of  which  taken  together  shall constitute  one  and  the  same document.


                                   TEXTRON INC.




                                   By:/s/Lewis B. Campbell
                                        Name:
                                        Title:
                                        Date:  November 20, 1998
Agreed & Accepted:



/s/James F. Hardymon
James F. Hardymon
Date:   November 16, 1998